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                                                                   Exhibit 10.2


                            _________________, 1996



Petco Animal Supplies, Inc.
9125 Rehco Road
San Diego, California  92121

Gentlemen:

        Reference is made to the Agreement and Plan of Merger, dated as of October 3, 1996 (together with any amendments thereto, the "Merger Agreement") by and among Petco Animal Supplies, Inc., a Delaware corporation ("Parent"), PASI Acquisition Corp., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and Pet Food Warehouse, Inc., a Minnesota corporation
(the "Company"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). This letter consists of the undertakings contemplated by Section 5.03 of the Merger Agreement and is designed to assure (i) compliance with Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and (ii) that the Merger will be treated as a pooling of interests for accounting purposes.

        1. Compliance with Rule 145. I represent, warrant and covenant as follows:

        (a) I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145, and that the transferability of the shares of common stock, par value $.0001 per share, of Parent (the "Parent Common Stock"), which I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), is therefore subject to the provisions of Rule 145. Nothing herein shall be construed as an admission that I am an affiliate.

        (b) Appendix A attached hereto sets forth all shares of Company Common Stock and Parent Common Stock owned by me, including all Company Common Stock as to which I have sole or shared voting or investment power and all rights, options and warrants to acquire Company Common Stock owned or held by me.

        (c) I will not sell, exchange, transfer, pledge, dispose or otherwise reduce my risk relative to any of the shares of Parent Common Stock received by me in the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or another exemption from the registration requirements of the Act.

        (d) I understand that Parent will impose stop transfer instructions with respect to the Parent Common Stock to be received by me upon consummation of the Merger and that a restrictive legend will be placed on certificates delivered to me evidencing such Parent Common Stock in substantially the following form:

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                "This certificate and the shares represented hereby
        have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities
        Act of 1933, as amended (the "Act"), and may not be sold or otherwise disposed of unless registered under the Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom."

        2. Pooling of Interest Accounting. I represent, warrant and covenant as follows:

        (a) For the period from thirty (30) days prior to the effective date of the Merger until after such time as results covering at least thirty
(30) days of combined post-closing operations of Parent and the Surviving Corporation have been, within the meaning of Accounting Series Release No. 135, as amended, of the Securities and Exchange Commission (the "Commission"), filed by Parent with the Commission or published by Parent in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, a Current Report on Form 8-K, a quarterly earnings report, a press release or other public issuance which includes combined sales and income of Parent and the Surviving Corporation, I will not sell, exchange, transfer, pledge, dispose or otherwise reduce my risk relative to any of the shares of Parent Common Stock received by me in the Merger.

        (b) I agree not to take any action that to my knowledge could reasonably be expected to adversely affect the ability of Parent to treat the Merger as a pooling of interests.

        3. Miscellaneous. I hereby represent, warrant and covenant as follows:

        (a) I have full power and authority to execute this letter, to make the representations, warranties and covenants herein contained and to perform my obligations hereunder.

        (b) I understand the requirements of this letter and the limitations imposed upon the sale, pledge, transfer or other disposition of the Parent Common Stock.

        (c) The receipt of this letter by Parent is an inducement to Parent's obligation to consummate the Merger under the Merger Agreement.

        (d) Any stock option agreements or other agreements to which I am a party which provide for the immediate vesting of options upon a change in control were entered into in the ordinary course of business and not in contemplation of the Merger.

        (e) All of the above representations are true, correct and complete on the date hereof and will continue to be true, correct and complete through and including the time of the transaction. If any of the representations in this letter cease to be true at any time prior to the time of the transaction, I will so notify you immediately in writing (and in any event before the time of the transaction).

                                        Very truly yours,





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        In consideration for receiving this letter from the above-signed shareholder of the Company (the "Shareholder"), Parent hereby agrees that it will not terminate the Shareholder's employment with Parent, except for "Cause" as referenced in paragraph 1(a) of the Shareholder's existing Retention Agreement, on or before February 10, 1997.


                                                PETCO ANIMAL SUPPLIES, INC.



                                                By: __________________________
                                                Name: ________________________
                                                Title: _______________________









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